Exhibit 23.2

MOORE STEPHENS
ELLIS FOSTER LTD.
                         CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J 1G1
Telephone:  (604) 737-8117  Facsimile: (604) 714-5916
Website:   www.ellisfoster.com

CONSENT OF MOORE STEPHENS ELLIS FOSTER LTD.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Sinovac Biotech Ltd. (the “Company”) on Form F-3 of our report dated March 11, 2005, which is incorporated by reference into the Prospectus, with respect to the consolidated balance sheets of the Company as at December 31, 2004 and 2003 and the related consolidated statements of stockholders’ equity, operations and cash flows for the fiscal years ended December 31, 2004, 2003 and 2002.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

Vancouver, B.C.                                                                                     “Moore Stephens Ellis Foster Ltd.”
August 10, 2005                                                                                                  Chartered Accountants

MSEFA partnership of incorporated professionals
                  An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited
                   - members in principal cities throughout the world